Telephone:	(212) 885-5000	EXHIBIT 2(l)
Facsimile:	(212) 885-5001
Email:	twestle@blankrome.com

April 21, 2014

Cornerstone Progressive Return Fund
c/o AST Fund Solutions, LLC
7 Dawson Street
Huntington Station, NY 11746

Ladies and Gentlemen:

We have acted as counsel to Cornerstone Progressive Return Fund (the “Fund”), a Delaware statutory trust, in connection with the Registration Statement on Form N-2 filed with the Securities and Exchange Commission on March 20, 2014, as amended on April 21, 2014 (as amended, the “Registration Statement”).  Registration Statement covers shares of beneficial interest (the “Shares”) to be issued pursuant to the exercise of rights (the “Rights”) to be issued to the shareholders of record of outstanding shares of beneficial interest of the Fund as of the close of business on April 30, 2014.  The Rights entitle such shareholders to purchase one Share of the Fund for every three Rights held.

For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:

(a)	The Registration Statement;

(b)	The Certificate of Trust of the Fund, as incorporated by reference to the Registration Statement;

(c)	The Agreement and Declaration of Trust of the Fund, as incorporated by reference to the Registration Statement;

(d)	The By-Laws of the Fund, as incorporated by reference to the Registration Statement; and

(e)	Minutes of the Meetings of the Board of Trustees of the Fund, dated February 7, 2014 and March 20, 2014, with respect to the Registration Statement.

For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (e) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that may be referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters stated or assumed herein, all of which we have assumed to be true, complete and accurate in all respects.

Cornerstone Progressive Return Fund
April 21, 2014

With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.

This opinion letter is limited to the laws of the State of Delaware, and we have not considered, and express no opinion on, the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder and reported decisions of Delaware courts in effect on the date hereof.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon the foregoing, we are of the opinion that the Shares, when sold, paid for and issued, will be validly issued, fully paid and non-assessable.

We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts, circumstances or law which may hereafter occur.

We hereby consent to the use of this opinion as Exhibit 2(l) to the Registration Statement and to the reference to this firm in the Fund’s Prospectus and the Statement of Additional Information, in each case, included as part of the Registration Statement.  In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.  Nothing in this paragraph shall be deemed to change the effective date of this opinion.

Very truly yours,

BLANK ROME LLP